                          CB RICHARD ELLIS REALTY TRUST
                           2004 EQUITY INCENTIVE PLAN

                              SHARE AWARD AGREEMENT
                              ---------------------

        AGREEMENT by and between CB Richard Ellis Realty Trust,  a Maryland real estate  investment  trust (the "Company") and Charles E. Black (the  "Grantee"), dated as of the 17th day of June, 2011.

        WHEREAS,  the Company  maintains  the CB Richard Ellis Realty Trust 2004
Equity  Incentive  Plan (the  "Plan")  (capitalized  terms used but not  defined herein shall have the respective meanings ascribed thereto by the Plan); and

        WHEREAS,  under the Plan the Company may grant awards to its  employees, directors and other persons who provide significant services to the Company; and

        WHEREAS,  the Grantee is a Trustee of the Company, and performs services for the Company; and

        WHEREAS,  the Committee has determined  that it is in the best interests of the Company and its  shareholders  to grant Shares to the Grantee  subject to the terms and conditions set forth below.

        NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

        1.      Grant of Shares.
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        The  Company  hereby  grants  the  Grantee  1,000  common  shares of the
Company,  subject  to the  following  terms and  conditions  and  subject to the provisions of the Plan. The Plan is hereby  incorporated  herein by reference as though set forth herein in its entirety.

        Any cash  dividends  to which the  Grantee  may  become  entitled,  with respect to a Share,  may, at the  election of the  Grantee,  be used to purchase additional  Shares  under the  terms  and  conditions  of the  Company  Dividend
Reinvestment Plan.

        2.      Restrictions and Conditions.
                ---------------------------

        The Grantee may not redeem any Share awarded  pursuant to this Agreement and the Plan prior to the third anniversary of the date hereof,  pursuant to the
Company's Share Redemption Program.

        3.      Miscellaneous.
                -------------

        (a)     THIS AGREEMENT  SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE
                WITH THE LAWS OF THE STATE OF  MARYLAND,  WITHOUT  REGARD TO ANY
                PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION
                OF  THE  LAWS  OF ANY  JURISDICTION  OTHER  THAN  THE  STATE  OF
                MARYLAND.  The  captions of this  Agreement  are not part of the provisions  hereof  and  shall  have no  force or  effect.  This
                Agreement  may not be  amended or  modified  except by a written agreement  executed  by the parties  hereto or their  respective
                successors   and  legal   representatives.   The  invalidity  or
                unenforceability  of any provision of this  Agreement  shall not affect the validity or  enforceability of any other provision of this Agreement.

        (b)     The Committee may make such rules and  regulations and establish such procedures for the  administration  of this Agreement as it deems  appropriate.  Without  limiting  the  generality  of  the foregoing,  the  Committee  may  interpret  the  Plan  and  this
                Agreement,  with  such  interpretations  to  be  conclusive  and binding  on all  persons  and  otherwise  accorded  the  maximum deference  permitted by law, and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection  with the Plan,  this Agreement or the administration  or interpretation  thereof.  In the event of any dispute or disagreement as to interpretation of the Plan or this
                Agreement or of any rule, regulation or procedure,  or as to any question,  right or  obligation  arising  from or related to the
                Plan or this Agreement, the decision of the Committee,  shall be final and binding upon all persons.

        (c)     All notices hereunder shall be in writing, and if to the Company or the  Committee,  shall be delivered to the Board or mailed to its principal  office,  addressed to the attention of the Board;
                and if to the Grantee,  shall be delivered  personally,  sent by facsimile  transmission  or mailed to the Grantee at the address appearing in the records of the Company.  Such  addresses may be changed at any time by written  notice to the other  party given in accordance with this paragraph 3(c).

        (d)     The  failure of the Grantee or the Company to insist upon strict compliance  with any provision of this  Agreement,  or to assert any right the  Grantee or the  Company,  respectively,  may have under this Agreement, shall not be deemed to be a waiver of such provision  or  right  or any  other  provision  or right of this
                Agreement.

        (e)     Nothing in this Agreement  shall confer on the Grantee any right to continue in the employ or other service of the Company or any of their  affiliates  or  interfere in any way with the right of the Company or any of their affiliates and their shareholders to terminate the Grantee's employment or other service at any time.

        (f)     This   Agreement   (including  the  Plan)  contains  the  entire
                agreement between the parties with respect to the subject matter hereof and  supersedes  all prior  agreements,  written or oral, with respect thereto.

        IN WITNESS  WHEREOF,  the  Company and the Grantee  have  executed  this
Agreement as of the day and year first above written.

                                        CB RICHARD ELLIS REALTY TRUST

                                        By:
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                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                                        Charles E. Black

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